Exhibit 99.2

Energy Focus, Inc. Announces $2.75 Million Registered Direct Offering Priced At-the-Market

January 10, 2020

SOLON, Ohio, Jan. 10, 2020 (GLOBE NEWSWIRE) — Energy Focus, Inc. (NASDAQ:EFOI), a leader in advanced LED lighting technologies and solutions, today announced that it has entered into definitive securities purchase agreements with certain institutional investors for the issuance and sale of 3,441,803 shares of the Company’s common stock, at a purchase price of $0.799 per share, in a registered direct offering priced at-the-market. The Company also agreed to issue to the institutional investors unregistered warrants to purchase up to 3,441,803 shares of common stock, at an exercise price of $0.674 per share in a concurrent private placement.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offerings.

The warrants will be exercisable upon issuance and will expire five years following the date of issuance. The closing of the sale of the securities is expected to occur on or about January 13, 2020, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company are expected to be approximately $2.75 million, before deducting placement agent fees and other offering expenses. Energy Focus currently intends to use the net proceeds from the offering for general corporate purposes, including a payment of 10% of the gross proceeds to reduce the balance of an outstanding promissory note in accordance with the terms of such note.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) are being offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-228255), which was declared effective by the Securities and Exchange Commission (SEC) on December 4, 2018. A prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue 3rd Floor, New York, New York 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

The warrants and shares issuable upon exercise of the warrants offered in the concurrent private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Energy Focus

Energy Focus is an industry-leading innovator of energy-efficient LED lighting technologies and solutions. As the creator of the first flicker-free LED products on the U.S. market, Energy Focus products provide extensive energy and maintenance savings, and aesthetics, safety, health and sustainability benefits over conventional lighting. Our customers include U.S. and foreign navies, U.S. federal, state and local governments, healthcare and educational institutions, as well as Fortune 500 companies. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com

Forward Looking Statements:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, statements regarding the registered direct offering and concurrent private placement, the intended use of proceeds and the timing of the closing of the offering. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance. Actual results may differ materially from our forward-looking statements due to, among other things, market conditions, failure to satisfy the closing conditions of the offering, our results of operations and financial condition. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements, except as required by law.

Media and Investor Contacts:

DGI Comm

212-825-3210

ir@energyfocus.com